EXHIBIT 99.1












                                         January 18, 2006

                     NORTHERN STATES FINANCIAL 2005 EARNINGS
                     DECLINE DUE TO HIGHER INTEREST EXPENSE

              INCREASES MADE TO ALLOWANCE FOR LOAN AND LEASE LOSSES

         WAUKEGAN, IL, January 18, 2006 - Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, today reported earnings for 2005 of $2,087,000, or $.49 per share, compared with $4,001,000, or $.93 per share for 2004, a decrease of 47.8 percent.

         Earnings were impacted unfavorably by a declining net interest margin. Net interest income declined $2,549,000 in 2005 compared with 2004. Interest rates increased in 2005, with the interest rates paid by the Company on its deposits and borrowings increasing at a greater pace than the rates earned on the Company's loans and investment securities. Interest that the Company earned on its loans and leases was negatively impacted by a decrease in the loan portfolio of $42.1 million due to paydowns of loans by borrowers and decreased loan demand.

         Expenses related to nonperforming assets continued to adversely affect income in 2005. The Company made provisions for loan and lease losses of $3,428,000 during 2005 compared with $4,625,000 in 2004, a decrease of $1,197,000. The decrease in the provision for loan loss in 2005 was mostly offset by a write-down of $1,067,000 to the value of two motels carried as other real estate owned due to declining market values. These motels were subsequently sold resulting in a gain of $101,000.

         Audit and professional expenses increased $388,000 in 2005 as compared with 2004 due to expenses related to the continued internal control assessment process involved with compliance with Sarbanes-Oxley Section 404. Also increasing noninterest expense was the merger of the Company's bank subsidiaries, Bank of Waukegan and First State Bank of Round Lake, and name change of the resulting combined bank subsidiary to NorStates Bank effective on November 10, 2005. Other operating expenses increased $386,000 in 2005 to $2,791,000 as compared with $2,405,000 in 2004 primarily due to expenses related to the merger and name change.

         Assets totaled $721.8 million at December 31, 2005, decreasing $27.8 million, or 3.7%, from the previous year-end as a result of a decrease in loans and leases of $42.1 million. As loans and leases decreased the Company increased its securities available for sale by $14.1 million as compared with year-end 2004 levels. Deposits declined $34.9 million from the previous year-end as deposit levels were not needed to fund the lower loan levels.

                                                 NSFC Press Release
                                                       January 18, 2006

         For the three months ended December 31, 2005, net income was $340,000, or $.08 per share, compared with $709,000, or $.16 per share for the fourth quarter of 2004. Much of the decline was caused by the decrease to net interest income, which was $1,251,000 less during the fourth quarter of 2005 compared with the same quarter of 2004. The provision for loan and lease losses during the fourth quarter of 2005 was $1,000,000, decreasing $575,000 from $1,575,000 for the same quarter of 2004.

         On December 1, 2005, the Company paid a cash dividend of $.07 per share to stockholders. Total cash dividends for 2005 were $.62 per share as compared with dividends of $1.10 per share in 2004. The decreased net income of the Company in 2005 necessitated the reduced dividend.

         Nonperforming loans and leases totaled $21.8 million at December 31, 2005, consisting of nonaccrual loans and leases and other loans 90 days or more past due and in the process of collection. An additional $10.5 million of loans are carried as restructured to provide a reduction or deferral of principal payments because of deterioration in the financial condition of the borrowers.

         The Company previously disclosed its involvement in certain lease pools purchased in 2000 and 2001 from Commercial Money Center ("CMC"). These lease pools were secured by both the leased equipment as well as surety bonds issued by ACE/Illinois Union and RLI Insurance Company. The lease pools are carried on nonaccrual status and totaled $9.4 million at December 31, 2005. In September 2005, the Company filed Motions for Judgement on the Pleadings in its CMC litigations against the sureties. At that time, the court granted the Motion for Judgement on the Pleadings against ACE/Illinois Union; however, the Bank's motion against the RLI sureties was denied. ACE/Illinois Union insures the lease pools that amounted to $5.3 million at December 31, 2005 and RLI acts as the sureties on lease pools totaling $4.1 million at December 31, 2005. On October 31, 2005, the court directed all parties involved in the CMC litigation to engage in mediation, which will occur during the first quarter of 2006. No assurance can be given as to the exact amounts that will be ultimately collected by the Company, if any, as a result of the mediation. At December 31, 2005, the Company had $2.4 million of its allowance for loan leases losses allocated to the lease pools purchased from CMC.

         On nonaccrual status at December 31, 2005 is a $4.3 million loan relating to a 90-unit condominium construction project. As previously disclosed, the Company participated in this 90-unit condominium construction project with other financial institutions and only has a portion of the total loan. The construction project experienced substantial cost overruns and the principal borrowers declared bankruptcy. The construction project has been completed and all of the units have been sold, with the bankruptcy trustee holding the sale proceeds in escrow. There are disputed mechanic liens of which the majority are insured by a title company. The bankruptcy trustee will not release the sales proceeds from escrow until the disputed mechanic liens are resolved. The mechanic lien issue is expected to be concluded in 2006. Management expects to collect all of the $4.3 million loan balance.

         As previously disclosed, during the third quarter of 2005, the Company placed on nonaccrual status loans to an entertainment/sports center that is partially secured by equipment. At December 31, 2005, these loans totaled $4.2 million and the principal borrowers have declared personal bankruptcy. The Company is currently in negotiations with the borrowers regarding this matter.

                                                 NSFC Press Release
                                                       January 18, 2006

         The Company also is carrying loans to one principal borrower on nonaccrual basis totaling $3.5 million that are secured by two local motels. The borrower is attempting to sell the motels.

         The $10.5 million in restructured loans represent three loan relationships. Loans totaling $3.8 million are secured by a motel that has experienced decreased room occupancy rates affecting the financial condition of the borrower and resulting in the borrower requesting a reduction in loan payments. The second relationship involves loans secured by a convenient mart/strip shopping development totaling $5.2 million that has experienced underestimated cash flow with the borrower requesting a reduction in loan payments. A loan for $1.5 million to a general partnership for improvements to a motel has also been restructured due to decreased room occupancy rates. These borrowers have made all payments required under the terms of the restructured loan agreements.

         Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois. NorStates Bank is the successor to financial institutions dating to 1919. NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

FORWARD-LOOKING INFORMATION

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company's loan and lease portfolios, and uncertainty regarding the Company's ability to ultimately recover on the surety bonds relating to equipment lease pools and other nonaccrual and restructured loans, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company's market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.

                                                 NSFC Press Release
                                                       January 18, 2006




                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)




         YEAR ENDED DECEMBER 31:              2005              2004
         ------------------------           ---------         ---------
         Net Income                         $2,087            $4,001
         Basic Earnings Per Share           $  .49            $  .93
         Return on Average Assets              .28%              .52%
         Return on Average Equity             2.90%             5.44%
         Efficiency Ratio                    74.86%            62.06%
         Yield on Interest
           Earning Assets                     5.02%             4.43%
         Cost of Interest
           Bearing Liabilities                2.53%             1.55%
         Net Interest Margin                  2.49%             2.88%



         QUARTER ENDED DECEMBER 31:           2005              2004
         --------------------------         ---------         ---------
         Net Income                         $  340            $  709
         Basic Earnings Per Share           $  .08            $  .16
         Return on Average Assets              .18%              .38%
         Return on Average Equity             1.92%             4.16%
         Efficiency Ratio                    75.75%            64.19%
         Yield on Interest
           Earning Assets                     5.15%             4.69%
         Cost of Interest
           Bearing Liabilities                3.07%             1.73%
         Net Interest Margin                  2.08%             2.96%

                                                 NSFC Press Release
                                                       January 18, 2006




                      NORTHERN STATES FINANCIAL CORPORATION
                              KEY PERFORMANCE DATA
                        ($ 000'S, EXCEPT PER SHARE DATA)


                                                DEC. 31,         DEC. 31,
                                                 2005             2004
                                              ----------       ----------

         Total Assets                         $  721,819       $  749,584
         Total Loans and Leases                  400,502          442,562
         Total Deposits                          554,449          589,344
         Total Stockholders' Equity               70,752           73,182
         Nonperforming Loans and Leases           21,824           19,474
         Nonperforming Loans and Leases to
           Total Loans and Leases                   5.45%            4.40%
         Restructured Loans                   $   10,533       $   10,673
         Book Value per Share                 $    16.47       $    17.04
         Number of Shares Outstanding          4,295,105        4,295,105




                      NORTHERN STATES FINANCIAL CORPORATION
                                DIVIDEND HISTORY

                                    June 1          December 1          Total
                                    ------          ----------          -----

                    2000            $  .43           $  .47            $  .90
                    2001               .48              .52              1.00
                    2002               .53              .53              1.06
                    2003               .54              .54              1.08
                    2004               .55              .55              1.10
                    2005               .55              .07               .62


FOR ADDITIONAL INFORMATION, CONTACT:
      FRED ABDULA, CHAIRMAN OF THE BOARD (847) 244-6000 EXT. 238
      Websites: www.norstates.com
                www.nsfc.net

                                                 NSFC Press Release
                                                       January 18, 2006




NORTHERN STATES FINANCIAL CORPORATION
-------------------------------------
CONSOLIDATED BALANCE SHEETS
---------------------------
December 31, 2005 and 2004  (In thousands of dollars) (Unaudited)

   Assets                                                          2005               2004
                                                              ---------------    ----------------
Cash and due from banks                                       $    23,586        $    20,292
Interest bearing deposits in financial institutions -
  maturities less than 90 days                                        120                 75
Federal funds sold                                                  5,962              8,932
                                                              -----------        -----------
  Total cash and cash equivalents                                  29,668             29,299
Securities available for sale                                     265,067            250,929
Loans and leases                                                  400,502            442,562
Less: Allowance for loan and lease losses                         (10,618)            (7,812)
                                                              -----------        -----------
  Loans and leases, net                                           389,884            434,750
Federal Home Loan Bank and Federal Reserve Bank stock               2,086              2,138
Office buildings and equipment, net                                 9,427              9,313
Other real estate owned                                             4,431              4,802
Goodwill                                                            9,522              9,522
Core deposit intangible asset                                       2,318              2,782
Accrued interest receivable                                         3,901              3,447
Other assets                                                        5,515              2,602
                                                              -----------        -----------
  Total assets                                                $   721,819        $   749,584
                                                              ===========        ===========
  Liabilities and Stockholders' Equity
Liabilities
Deposits
   Demand - noninterest bearing                               $    63,329        $    61,907
   Interest bearing                                               491,120            527,437
                                                              -----------        -----------
  Total deposits                                                  554,449            589,344
Securities sold under repurchase agreements                        73,093             59,764
Federal funds purchased                                                 0             15,000
Federal Home Loan Bank advance                                      6,500              6,500
Subordinated debentures                                            10,000                  0
Advances from borrowers for taxes and insurance                       830                906
Accrued interest payable and other liabilities                      6,195              4,888
                                                              -----------        -----------
  Total liabilities                                               651,067            676,402
Stockholders' Equity
Common stock                                                        1,789              1,789
Additional paid-in capital                                         11,584             11,584
Retained earnings                                                  65,526             66,102
Accumulated other comprehensive income (loss), net                 (3,487)            (1,633)
Treasury stock, at cost                                            (4,660)            (4,660)
                                                              -----------        -----------
  Total stockholders' equity                                       70,752             73,182
                                                              -----------        -----------
  Total liabilities and stockholders' equity                  $   721,819        $   749,584
                                                              ===========        ===========

                                                 NSFC Press Release
                                                       January 18, 2006




NORTHERN STATES FINANCIAL CORPORATION
-------------------------------------
CONSOLIDATED STATEMENTS OF INCOME
---------------------------------
For the twelve and three months ended December 31, 2005 and 2004
(In thousands of dollars, except per share data) (Unaudited)

                                                       Twelve months ended               Three months ended
                                                     December 31, December 31,       December 31,   December 31,
                                                         2005            2004             2005           2004
                                                    --------------  --------------   -------------  -------------

Interest income
  Loans (including fee income)                      $    25,692     $    23,563      $     6,430    $     6,170
  Securities
    Taxable                                               8,087           7,816            2,179          1,912
    Exempt from federal income tax                          288             385               59             97
  Federal funds sold and other                              989             328              371             84
                                                    -----------     -----------      -----------    -----------
    Total interest income                                35,056          32,092            9,039          8,263
                                                    -----------     -----------      -----------    -----------
Interest expense
  Time deposits                                          10,236           7,157            2,920          1,903
  Other deposits                                          2,759           1,616              854            447
  Repurchase agreements and federal funds                 1,910             829              694            243
    purchased
  Federal Home Loan Bank advances                           289             257               65             64
  Subordinated debentures                                   178               0              151              0
                                                    -----------     -----------      -----------    -----------
    Total interest expense                               15,372           9,859            4,684          2,657
                                                    -----------     -----------      -----------    -----------
Net interest income                                      19,684          22,233            4,355          5,606
Provision for loan and lease losses                       3,428           4,625            1,000          1,575
                                                    -----------     -----------      -----------    -----------
Net interest income after provision
  for loan and lease losses                              16,256          17,608            3,355          4,031
                                                    -----------     -----------      -----------    -----------
Noninterest income
  Service fees on deposits                                2,411           2,482              629            572
  Trust income                                              710             706              159            158
  Loss on sale of securities available for                 (169)              0                0              0
    sale
  Mortgage banking income                                   179             170               41             39
  Other operating income                                  1,239           1,194              403            444
                                                    -----------     -----------      -----------    -----------
    Total noninterest income                              4,370           4,552            1,232          1,213
                                                    -----------     -----------      -----------    -----------
Noninterest expense
  Salaries and employee benefits                          8,704           8,503            2,032          2,088
  Occupancy and equipment, net                            2,084           1,980              534            518
  Data processing                                         1,505           1,492              458            409
  Legal                                                     184             958              (73)           245
  Audit and other professional                            1,209             821              313            452
  Amortization of intangible assets                         464             464              116            116
  Write-down of other real estate owned                   1,067               0                0              0
  Other operating expenses                                2,791           2,405              852            549
                                                    -----------     -----------      -----------    -----------
    Total noninterest expense                            18,008          16,623            4,232          4,377
                                                    -----------     -----------      -----------    -----------
Income before income taxes                                2,618           5,537              355            867
Provision for income taxes                                  531           1,536               15            158
                                                    -----------     -----------      -----------    -----------
Net income                                          $     2,087     $     4,001      $       340    $       709
                                                    ===========     ===========      ===========    ===========

Basic and diluted earnings per share                $      0.49     $      0.93      $      0.08    $      0.16